SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           -----------------------

    Date of Report (Date of earliest event reported):  October 17, 2002


                              THE KRYSTAL COMPANY
         ------------------------------------------------------------
        (Exact  name  of  registrant  as  specified  in  its  charter)



       Tennessee                000-20040                62-0264140
    --------------        ---------------------      --------------------
    (State of             (Commission File No.)      (IRS Employer
    incorporation)                                   Identification No.)



                One Union Square, Chattanooga, Tennessee 37402
         -----------------------------------------------------------
         (Address of principal executive offices, including zip code)



                                (423) 757-1550
             ----------------------------------------------------
             (Registrant's telephone number, including area code)



ITEM 2.  DISPOSITION OF ASSETS

    On October 17, 2002, The Krystal Company (the "Company") completed the previously announced sale of substantially all of the assets of its fixed based hangar operation ("FBO") located in Chattanooga, Tennessee to Truman Arnold Companies for a sales price of $10,786,000.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS


          (b)   Unaudited Pro Forma Financial Information

                Unaudited Pro Forma Consolidated Balance Sheet with notes

                Unaudited Pro Forma Consolidated Statements of Operations with Notes



                        UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma consolidated balance sheet was prepared as if the sale of the FBO described in Item 2 occurred on June 30, 2002. The following unaudited pro forma consolidated statements of operations for the year ended December 30, 2001 and for the six months ended June 30, 2002 give effect to the sale as if it had occurred at the beginning of the respective periods.

The unaudited pro forma financial information is based on the historical financial statements of the Company and the adjustments described in the accompanying notes. The pro forma information does not purport to represent what the Company's results of operations actually would have been if the sale had occurred as of such dates or what such results will be for future periods.



                             THE KRYSTAL COMPANY AND SUBSIDIARY
                       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

                                                     PRO FORMA
                                       HISTORICAL    ADJUSTMENTS    PRO FORMA
                                       -----------   ----------    -----------
Current Assets:
  Cash and temporary investments        $ 13,022     $ 8,576 (a)   $ 21,598
  Receivables, net                         1,593         --           1,593
  Inventories                              1,729         --           1,729
  Deferred income taxes                    2,877         --           2,877
  Prepayments and other                      965         --             965
                                        --------      -------      --------
    Total current assets                  20,186       8,576         28,762
                                        --------      -------      --------
Net property, buildings, and equipment    97,360      (2,223)(b)     95,137
                                        --------      -------      --------
Leased Properties, net                     6,038          --          6,038
                                        --------      -------      --------
Other Assets:
  Goodwill, net                           40,759      (2,791)(c)     37,968
  Prepaid pension asset                    8,374          --          8,374
  Deferred financing costs, net            2,435          --          2,435
  Other                                    1,041                      1,041
                                        --------      -------      --------
    Total other assets                    52,609      (2,791)        49,818
                                        --------      -------      --------
Total Assets                            $176,193      $ 3,562      $179,755
                                        ========      =======      ========

Current Liabilities:
  Accounts payable                      $  5,523     $    --       $  5,523
  Accrued liabilities                     26,595        3,236 (d)    29,831
  Current portion of long-term debt        1,479          --          1,479
  Current portion of capital lease
    obligations                            1,214          --          1,214
                                        --------      -------      --------
    Total current liabilities             34,811        3,236        38,047
                                        --------      -------      --------

Long Term Debt, excluding current         87,820       (2,427)(e)    85,393
                                        --------      -------      --------
Capital Lease Obligations, excluding
  current portion                          5,813          --          5,813
                                        --------      -------      --------
Deferred Income Taxes                      7,471          464 (f)     7,935
                                        --------      -------      --------
Other Long-Term Liabilities                5,475          --          5,475
                                        --------      -------      --------

Shareholder's Equity:
  Common Stock                            35,000          --        35,000
  Retained Earnings (deficit)             (  197)       2,289 (g)    2,092
                                        --------      -------      --------
    Total shareholder's equity            34,803        2,289       37,092
                                        --------      -------      --------
Total Liabilities and Shareholder's
  Equity                                $176,193      $ 3,562      $179,755
                                        ========      =======      ========


Notes to unaudited pro forma consolidated balance sheet:

  (a) Reflects the receipt of cash proceeds from the asset sale of $10.8 million, less amounts used to reduce the Company's senior indebtedness.

  (b) Reflects the disposal of buildings and equipment included in the sale of the FBO.

  (c) Reflects the disposal of goodwill allocated to the FBO in connection with the acquisition of the Company in November, 1997.

  (d) Reflects income tax and other liabilities associated with the sale of the FBO.

  (e) Reflects the application of a portion of the net cash proceeds to repay a portion of the Company's senior indebtedness.

  (f)  Reflects the deferred income taxes associated with the net assets sold.

  (g) Reflects the resulting after tax gain on the sale of the FBO and reduction of debt.



                           THE KRYSTAL COMPANY AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                      PRO FORMA
                                        HISTORICAL    ADJUSTMENTS    PRO FORMA
                                        --------      -------         --------
Revenues:
  Restaurant sales                      $123,937      $    --        $123,937
  Franchise fees                             597           --             597
  Royalties                                3,340           --           3,340
  Other                                    3,349      ( 3,349)(a)         --
                                        --------      -------        --------
    Total revenues                       131,223      ( 3,349)        127,874
                                        --------      -------        --------
Cost and Expenses:
  Cost of restaurant sales               100,697          --          100,697
  Advertising expense                      5,205          --            5,205
  Depreciation and amortization
    expense                                5,539       (   94)(b)       5,445
  General and administrative
    expenses                               9,100       (  200)(b)       8,900
  Other expenses, net                      2,072       (2,319)(b)      (  247)
                                        --------      -------        --------
    Total operating expenses             122,613       (2,613)        120,000
                                        --------      -------        --------

Operating income                           8,610       (  736)          7,874

Gain on sale of assets                        11       (   11)(c)         --

Interest expense, net                     (4,901)      (  125)(d)     ( 4,776)
                                        --------      -------        --------

Income before provision for income
  taxes and extraordinary item             3,720       (  622)          3,098

Provision for income taxes               ( 1,067)      (  225)(e)     (   842)
                                        --------      -------         --------
Income before extraordinary item        $  2,653      $(  397)       $  2,256
                                        ========      =======         ========

Notes to unaudited pro forma consolidated statement of operations:

  (a)  Represents the historical revenues directly attributable to the FBO.

  (b)  Represents the historical expenses directly attributable to the FBO.

  (c) Represents the historical gain on sale of assets directly attributable to the FBO.

  (d) Reflects the pro forma reduction of interest expense resulting from the use of a portion of the net proceeds to reduce senior indebtedness.

  (e)  Reflects the income tax expense on the pro forma adjustments.


                          THE KRYSTAL COMPANY AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 30, 2001

                                                      PRO FORMA
                                        HISTORICAL    ADJUSTMENTS    PRO FORMA
                                        --------      -------         --------
Revenues:
  Restaurant sales                      $246,898      $    --         $246,898
  Franchise fees                           1,041           --            1,041
  Royalties                                5,958           --            5,958
  Other                                    6,781       (6,781)(a)          --
                                        --------      -------         --------
    Total revenues                       260,678       (6,781)         253,897
                                        --------      -------         --------
Cost and Expenses:
  Cost of restaurant sales               206,498           --          206,498
  Advertising expense                     10,370           --           10,370
  Depreciation and amortization
    expense                               14,457       (  309)(b)       14,148
  General and administrative
    expenses                              15,760       (  360)(b)       15,400
  Other expenses, net                      6,272       (4,650)(b)        1,622
                                        --------      -------         --------
    Total operating expenses             253,357       (5,319)         248,038
                                        --------      -------         --------

Operating income                           7,321       (1,462)           5,859

Gain on sale of assets                       483           --              483

Interest expense, net                    (13,018)      (  253)(c)      (12,765)
                                        --------      -------         --------
Loss before benefit from income taxes    ( 5,214)      (1,209)         ( 6,423)

Benefit from income taxes                  1,613       (  435)(d)        2,048
                                        --------      -------         --------
Net loss                                $( 3,601)    $ (  774)        $( 4,375)
                                        ========      =======         ========


Notes to unaudited pro forma consolidated statement of operations:

  (a)  Represents the historical revenues directly attributable to the FBO.

  (b) Represents the historical expenses directly attributable to the FBO. The Company adopted Statement of Financial Accounting Standards
       No. 142, Goodwill and other Intangible Assets (SFAS 142), effective December 31, 2001. As a result, the Company ceased amortization of its goodwill on the effective date. Amortization of goodwill for the year ended December 30, 2001 amounted to $2.0 million. Had the Company adopted SFAS 142 at the beginning of fiscal 2001, adjusted pro forma net loss reflecting the nonamortization of goodwill would have been $2.4 million.

  (c) Reflects the pro forma reduction of interest expense resulting from the use of a portion of the net proceeds to reduce senior indebtedness.

  (d)  Reflects the income tax expense on the pro forma adjustments.




          (c)  Exhibits-

       2.1 Purchase Agreement for Purchase and Sale dated October 17, 2002 between Krystal Aviation Co. and Truman Arnold Companies.



                                   Exhibit 2.1


                             PURCHASE AGREEMENT
                           FOR PURCHASE AND SALE

                                    OF

                THE CHATTANOOGA, TENNESSEE FBO FACILITIES OF
                        KRYSTAL AVIATION CO.


                                 BETWEEN

                           KRYSTAL AVIATION CO.
                                 "Seller"

                                   AND

                        TRUMAN ARNOLD COMPANIES
                                 "Buyer"









                            October 17, 2002


                           PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of 17th day of October, 2002 by and between KRYSTAL AVIATION CO., a Tennessee corporation with offices at One Union Square, Chattanooga, Tennessee 37402 ("Seller") and TRUMAN ARNOLD COMPANIES, a Texas corporation with offices at 2900 St. Michael Drive, Fifth Floor, Texarkana, Texas 75503 ("Buyer"). The Krystal Company, the sole shareholder of the Seller, joins in this agreement for the limited purposes described in Sections 3.3(d) and 15.3.

                              WITNESSETH:

   WHEREAS, Seller currently operates fixed base operations at Lovell Field in Chattanooga, Tennessee; and

   WHEREAS, Buyer desires to purchase and acquire from Seller and Seller desires to sell, transfer, assign and convey to Buyer, certain assets utilized by Seller to conduct business at its fixed base operation under the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of these premises, the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE I
                 Particular Terms and Definitions

   As used in this Agreement, the following terms shall have the respective meanings indicated opposite each of them. Certain other capitalized terms are defined where they appear in this Agreement.

   1.1. "Affiliate" means any person or entity of any nature whatsoever directly or indirectly controlling or controlled by or under direct or indirect common control with, the person specified.

   1.2.   "Agreement" means this Purchase Agreement between Seller and Buyer.

   1.3.   "Airport" means Lovell Field in Chattanooga, Tennessee.

   1.4. "Assumed Obligations" shall have the meaning ascribed to such term in Section 5.3 hereof.

   1.5.   "Authority" means the Chattanooga Metropolitan Airport Authority.

   1.6. "Claim" shall have the meaning ascribed to such term in Section 15.5 hereof.

   1.7.   "Closing" shall have the meaning ascribed to such term in Section
2.3 hereof.

   1.8.   "Closing Date" means the date on which the Closing occurs.

   1.9.   "Code" means the Internal Revenue Code of 1986, as amended.

   1.10.  "Contracts" shall have the meaning ascribed to such term in
Section 5.1(a) hereof.

   1.11.  "Damages" shall have the meaning ascribed to such term in
Section 15.1 hereof.

   1.12. "Environmental Claim" means any allegation, notice of violation, claim, demand, or order or direction by any governmental authority, agency, court, or any Person for personal injury or death, property damage, damage to the environment, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence or release, or continuation of any release (including, without limitation, accidental or non-accidental leaks or spills), of, or exposure to, any Hazardous Substances, chemical, material, pollutant, contaminant, or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from, or related to the FBO, (ii) the environmental aspects of the use, generation, transportation, storage, treatment, recycling, or disposal of materials in connection with, or originating from, the operation of the FBO, or (iii) the violation, or alleged violation, of any statute, ordinance, order, rule, regulation, permit or license of or from any governmental authority, agency or court relating to environmental matters connected with the FBO.

   1.13. "Lovell Field" means Lovell Airfield in Chattanooga, Tennessee operated by the Authority.

   1.14. "Excluded Assets" shall have the meaning ascribed to such term in Section 2.2 hereof.

   1.15. "FBO" means the fixed base operations of Seller at Lovell Field, which fixed base operations are the subject of this Agreement.

   1.16. "FBO Leases" mean the three leases entered into between Authority and Seller or its predecessors dated October 10, 1991, October 21, 1991 and January 1, 1993 with all amendments which are in effect as of the date of this Agreement.

   1.17. "FBO Subleases" mean the subleases of portions of the Leasehold Estate subleased by Seller or its predecessors to Star Avionics, Inc. dated October 15, 1996, to Provident Companies, Inc., dated April 10, 1997, to U.S. Xpress Enterprises, Inc., dated July 17, 2000, to The Dixie Group, Inc., dated October 15, 1999, and to Olan Mills, Inc. dated October 1, 1982, and the First Amendment thereto dated October 1, 1991, as assigned by Olan Mills, Inc. to Astec Industries, Inc. by an Assignment and Assumption Agreement dated September 18, 2001, and any standard hangar lease arrangements and to The Lupton Co., LLC dated September 26, 1986 (John T. Lupton, the original tenant) together with an Assignment and Assumption Agreement dated January 11, 1996 and Lease Modification Agreement dated March 12, 2002.

   1.18. "Fuel, Oil and De-Icing Fluid Inventory" means all fuel, oil and de-icing fluid on hand at the FBO as of the Closing Date.

   1.19. "Hazardous Substance" means those substances which are regulated by or form the basis of liability under any federal, state or local environmental, health, or safety statute, ordinance, order, rule, regulation, permit or license, including, without limitation, solvents, petroleum products, polychlorinated biphenyls, and radioactive substances, or any other substance which constitutes a known health, safety, or environmental hazard to the person or property.

   1.20. "Intangible Personal Property" shall have the meaning ascribed to such term in Section 2.1 hereof.

   1.21.  "Leasehold Estate" means the property subject to the FBO Leases.

   1.22.  "Marks" shall have the meaning ascribed to such term in Section 2.2
(f) hereof.

   1.23. "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 6.1(r) hereof.

   1.24. "Person" means any state agency, any municipality, governmental subdivision of the state or the United States, public or private corporation, individual, partnership, association, limited liability company, or other entity.

   1.25.  "Personal Property" shall have the meaning ascribed to such term in
Section 2.1(c) hereof.

   1.26.  "Purchased Assets" shall have the meaning ascribed to such term in
Section 2.1 hereof.

   1.27.  "Purchase Price" shall have the meaning ascribed to such term in
Section 3.1 hereof.

   1.28. "Receivables" means all service, repair and guest ledger receivables, credit card charge invoices, and other accounts and notes receivable related to the FBO existing on the Closing Date.

   1.29. "Seller's Knowledge," "Seller has no Knowledge" or words of similar import means the actual knowledge of Larry Bentley, Terry McDowell, and Bob Kincaid.

                               ARTICLE II
                        Sale of Chattanooga FBO

   2.1. Agreement to Sell and Purchase Assets. On the terms and conditions set forth in this Agreement, and subject to the provisions of Section 2.2 hereof, Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, acquire and accept from Seller all of Seller's rights, title and interest in and to the following (collectively, the "Purchased Assets"):

   (a)   The FBO Leases;

   (b) Seller's personal property and fixtures located on the Leasehold Estate including, without limitations, all leasehold and other improvements relating to the Leasehold Estate;

   (c) Substantially all operating assets of Seller at the FBO, as shown on the asset schedule attached as Schedule 2.1(c), (the "Asset Schedule"), including, but not limited to, all shop and maintenance equipment, vehicles (provided, that Fuel, Oil and De-Icing Fluid Inventory, are to be priced and paid for separately as hereinafter provided in Sections 3.2(a) and all other tangible personal property owned by Seller as of the Closing Date and used in the ownership, operation and maintenance of the FBO (collectively, the "Personal Property");

   (d) All intangible personal property owned by Seller and used in the ownership, operation and maintenance of the FBO (the "Intangible Personal Property"), including, without limitation, all assignable executory Contracts relating to the FBO, including the FBO Subleases, except as provided in
Section 2.2 of this Agreement;

   (e) All assignable permits and licenses, in the name of Seller, used or required in connection with the operation, occupancy or carrying on of the business of the FBO listed on Schedule 2.1(e) hereto;

   (f) All lists of Seller's current customers at the FBO (including name, address, telephone number and name and title of contact person, to whom Seller provides services and/or sells goods); and

   (g) All telephone numbers used by Seller exclusively in connection with the FBO.

   2.2. Excluded Assets. Anything in Section 2.1 of this Agreement to the contrary notwithstanding, the Purchased Assets do not include and Seller reserves and retains all rights, title and interest in and to:

   (a)   Aircraft;

   (b)   Cash;

   (c)   The Receivables;

   (d) All of Seller's corporate, accounting and tax books and records other than those relating to the business operations of the FBO;

   (e) Any and all choses in action, claims and litigation arising prior to the Closing;

   (f) Any and all trade marks owned by Seller or The Krystal Company related to the name or mark "Krystal Aviation Co.," "Krystal" or other name the FBO is currently using; and

   (g)   The assets described in Schedule 2.2(g).

   2.3. Closing. The closing of the purchase and sale contemplated herein at which all of the Purchased Assets Seller shall transfer, assign, convey and deliver to Buyer, and at which Buyer shall deliver the Purchase Price to Seller and assume the Assumed Obligations (the "Closing"), shall be held at the offices of Miller & Martin LLP, 1000 Volunteer Bldg., 832 Georgia Ave., Chattanooga, Tennessee, 37402, local time, on or before October 17, 2002, or at such other earlier or later time or other place as the parties may mutually agree (the actual date of the closing being herein referred to as the "Closing Date").

                               ARTICLE III
                              Purchase Price

   3.1. Purchase Price. For and in consideration of the transfer and assignment of the Purchased Assets and the Covenants Not To Compete set forth in Section 3.4 hereof, Buyer shall pay to Seller the sum of Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000), plus an additional amount equal to the value of the Fuel, Oil and De-Icing Fluid Inventories, (collectively, the "Purchase Price"). The price for Fuel, Oil and De-Icing Fluid Inventory shall be determined in accordance with Sections 3.2(a) hereof. The Purchase Price shall be allocated among the Purchased Assets as shown on Schedule 3.1 hereto.

   3.2   Additional Purchase Price.

   (a) Fuel, Oil and De-Icing Fluid Inventory. Prior to the Closing Date, Buyer and Seller will mutually conduct a physical inventory of all fuel, oil and de-icing fluid on hand at the FBO as of the Closing Date. Buyer shall pay Seller at the Closing an amount equal to Seller's actual, out-of-pocket cost, as evidenced by invoices paid by Seller, of Fuel, Oil and De-Icing Fluid Inventory. Any and all fuel flowage fees and taxes paid, or due to be paid, with respect to Fuel, Oil and De-Icing Fluid Inventory shall be prorated as of the Closing Date. Seller shall be responsible for payment of all flowage fees and taxes applicable to the Fuel, Oil and De-Icing Fluid Inventory conveyed to Buyer at Closing to the extent of Buyer's payment thereof to Seller.

   (b) Receivables. Receivables relating to products or services sold or performed prior to the Closing shall be retained by Seller, whether or not the party purchasing such product or service shall have actually signed the appropriate charge slip or invoice relating to such purchase at the Closing Date.

   (c)   Implementation of Prorations and Other Payments.  Not less than five
(5) business days prior to the Closing Date, Seller and Buyer shall undertake in good faith to mutually agree upon a closing statement setting forth the determination of the items to be prorated and accounted for hereunder, and the net amount due to Buyer shall be paid at the Closing.

   (d) Contracts. Contracts (as hereinafter defined) having payments due less frequently than monthly shall be prorated as of the Closing Date.

   3.3. Payment of Purchase Price. The Purchase Price and prorated items shall be paid in cash or by wire transfer at the Closing as follows:

   (a) Escrow. The parties hereto and Century Bank, N.A., Texarkana, Texas (the "Escrow Agent") have previously entered into an Escrow Agreement (the "Escrow Agreement"), pursuant to which Buyer tendered and the Escrow Agent is now holding the sum of One Hundred Thousand Dollars ($100,000) (the "Escrow Fund"), pending the consummation of the transactions contemplated herein and therein. The Escrow Fund shall be paid only as provided in Section 5 of the Escrow Agreement.

   (b) Cash Purchase Price. At the Closing, the Escrow Agent shall disburse the Escrow Fund, plus any income, interest or other amounts received thereon (the "Total Escrow Fund") to Seller, to be credited by it against payment of the Purchase Price, and Buyer shall pay to Seller the remainder of the Purchase Price.

   (c) Other Amounts. Any other amounts due to Seller in accordance with the terms of Article IV hereof shall be paid at the Closing.

   (d)   Covenants Not To Compete.

(i) Term and Area. In consideration of allocating the sum of One Hundred Thousand Dollars ($100,000) out of the Purchase Price to the Covenants Not To Compete contained in this Section 3.4, The Krystal Company, the sole shareholder of Seller ("Covenanting Shareholder)," and Seller will execute at Closing agreements ("Covenants Not To Compete") covenanting and agreeing that for a period of five (5) years from the Closing Date, they will not, directly or indirectly, within and upon the area known as Lovell Field, engage in, or own (excluding passive investment interests of less than five percent (5%) of the voting stock of publicly-traded securities registered under Section 12 of the Securities Exchange Act of 1934, as amended), manage, operate, control or participate in the ownership, management, operation or control of or otherwise be connected in any manner with any business which engages in any activity that is directly or indirectly competitive with the FBO.

      (ii) Invalidity in Whole or Part. The Covenants Not To Compete will provide that if, in any judicial proceeding, the duration or scope of any covenant or agreement of Seller or the Covenanting Shareholder contained therein shall be adjudicated to be invalid or unenforceable, the parties agree that the Covenants Not To Compete shall be deemed amended to reduce such duration or scope to the extent necessary to permit enforcement of such covenant or agreement, such amendment to apply only with respect to the operation of such covenant or agreement in the particular jurisdiction in which such adjudication is made. Upon any such adjudication of invalidity or unenforceability, Buyer shall be entitled to a refund of all of the consideration paid by Buyer for the Covenants Not To Compete.

      (iii) Covenants Specifically Enforceable. The Covenants Not To Compete will also provide that the parties thereto acknowledge and agree that money damages would not constitute an adequate remedy in the event of a breach of the Covenants Not To Compete and that, in addition to any other remedies which may be available to Buyer, the obligations of Seller or the Covenanting Shareholder under the Covenants Not To Compete shall be specifically enforceable. Notwithstanding the foregoing, no remedy conferred under the Covenants Not To Compete, or otherwise available at law or in equity, is intended to be exclusive of any other such available remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law, in equity or by statute.

      (iv) Summary Provisions. The foregoing subparagraphs relating to the Covenants Not To Compete are summary in nature and reference is made to the Covenants Not To Compete themselves for the entire agreements among the parties relating thereto.

                               ARTICLE IV
                             Other Payments

   4.1. Prorations and Other Payments. Operation of the FBO until 12:01 a.m. on the Closing Date shall be for the account of Seller, and thereafter for the account of Buyer. Those items of revenue and expense of the FBO and other items hereinafter described shall be prorated and adjusted between Seller and Buyer as of the Closing Date as follows:

   (a) General Adjustment. Real estate taxes, possessory interest taxes and personal property taxes for the current year, lease payments and rents, and any other receipts and expenses attributable to any lease by Seller, as lessor or lessee of the Leasehold Estate, and other operating income and expenses relating to the Leasehold Estate for the month in which the Closing occurs, shall be prorated as of the Closing Date between Buyer and Seller pursuant to the standards applicable in Hamilton County, Tennessee. All business, license, occupation, sales, use, withholding or similar taxes, or any other taxes of any kind (other than real estate and personal property taxes which shall be prorated as herein provided) relating to the FBO or the Purchased Assets and attributable to the period prior to the Closing Date shall be paid by Seller, and all such taxes attributable to the period on and after the Closing Date shall be paid by Buyer.

   (b) Utilities. Buyer shall make appropriate arrangements for transfer of all necessary utility and other services in its own name to be effective as of the Closing Date. In lieu of prorating power, gas and water bills, the appropriate utilities will be requested by Seller to take meter readings as close to the Closing Date as possible and to bill Seller for service prior to such readings and to bill Buyer for service thereafter. The readings may occur before or after the Closing Date. With respect to telephone services, upon receiving a copy of the billing for telephone service following the Closing, Seller will either pay directly or reimburse Buyer within ten (10) business days after receipt thereof for those charges attributable to calls made prior to the Closing Date. General monthly charges reflected by such billing for telephone service to the FBO will be prorated on the basis of the number of days Seller owned the FBO during the period covered by the billing.

   4.2. Costs. Costs and expenses relating to the transactions contemplated by this Agreement shall be borne and paid as follows:

   (a) Transfer Fees. Transfer fees (if any) related to the transactions contemplated herein shall be borne and paid by the parties as follows:

   Seller:

      (i)   for the sale, assignment and conveyance of the Purchased Assets;

      (ii)  for all excise taxes; and

      (iii) for assignment of the FBO Lease and the FBO Subleases, or other specified leases.

   Buyer: motor vehicle transfer taxes and vehicle registration fees relating to the purchase and sale of the Purchased Assets.

   Any documentary stamp or transfer taxes relating to the purchase and sale of the Purchased Assets shall be borne and paid by the parties in equal proportion.

   (b) Parties to Bear Their Own Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall bear their own costs and expenses arising out of, and otherwise related to, the negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, legal and accounting fees and expenses.

                                ARTICLE V
             Contracts, FBO Leases and Assumption of Obligations

   5.1.   Contracts

   (a) Contracts Defined. For purposes of this Agreement, the term "Contracts" shall mean and include: (i) all contracts, existing on the date hereof, referenced on Schedule 5.1 hereto, including the FBO Leases and the FBO Subleases, fuel supply trucks and other vehicle leases, radio station licenses, if any, and such other licenses and permits as are necessary to continue the business of the FBO; (ii) all other contracts and agreements incurred in connection with the FBO and which are entered into in the ordinary course of Seller's operations at the FBO, after the date hereof and prior to the Closing, provided that Seller shall secure Buyer's approval of any such contract or agreement which calls for the owner of the FBO to provide services or sell parts or equipment, which services, parts or equipment have a value in excess of Ten Thousand Dollars ($10,000); (iii) all purchase orders for non-capital expenditures outstanding on the Closing Date incurred in the ordinary course of operating the FBO; (iv) all oral contracts or agreements in the nature of those described in Sections 5.1(a)(i) or (ii) above that are currently existing and are listed on Schedule 5.1, or (v) all oral contracts or agreements that (A) are entered into after the date hereof and prior to Closing in the ordinary course of business, (B) contain terms and conditions which are not materially less favorable than those which would have been available for such product or services as of the date of execution of such oral agreements, (C) are not between Seller and any Affiliate of Seller, and (D) which have been approved by Buyer if such approval is required by
(ii) above; and (vi) any other contracts and agreements entered into by Seller with the consent of Buyer after the date hereof in connection with the FBO. Seller shall provide an updated Schedule 5.1 at the Closing to include Contracts entered into after the date hereof.

   (b) Assignment and Assumption. At the Closing, Seller shall assign and transfer to Buyer all of Seller's rights, title and interest in and to the Contracts.

   5.2 FBO Lease. Seller and Buyer agree to use commercially reasonable efforts to obtain the authorization of the Authority on or prior to Closing, to extend the FBO Leases for an additional term of ten (10) years.

   5.3. Assumption of Obligations by Buyer. At the Closing, Seller shall assign to Buyer, and Buyer shall assume, pay, perform and discharge, the following obligations of Seller, except for such obligations, including without limitation obligations to pay money, which, pursuant to the terms of the Contracts, were to be performed by Seller prior to Closing (collectively, the "Assumed Obligations"):

   (a) The FBO Leases and all lessee obligations and liabilities thereunder and the FBO Subleases and all lessor obligations and liabilities thereunder (but excluding any and all environmental and other obligations or liabilities as of the Closing Date, either as set forth or in any way related to the FBO Leases or FBO Subleases or otherwise, including, but not limited to, any environmental obligations or liabilities which are related to the current fuel storage facilities located on the premises of the FBO), but only to the extent that such obligations and liabilities occur subsequent to the Closing and

   (b) All of the other Contracts and Seller's obligations and liabilities thereunder, but only to the extent that such obligations and liabilities arise subsequent to the Closing.

   (c) All debts, obligations, or liabilities arising out of or resulting from the operation of the FBO by Buyer on or after the Closing Date.

   5.4. No Other Liabilities or Obligations Assumed. Notwithstanding anything to the contrary provided in this Agreement, Buyer shall not assume nor be obligated to pay, perform or discharge, any debt, obligation, Environmental Claim, expense or liability of Seller, whether absolute or contingent, arising out of, resulting from, or in any manner connected with operation of the FBO prior to the Closing Date.

   5.5. Employees. A list of employees employed by Seller at the FBO (collectively, the "Employees," and, individually, an "Employee") is attached hereto as Schedule 6.1(e)(i). Buyer may interview each such Employee for the purpose of determining whether Buyer desires to offer employment to such Employee as of the Closing. In the event that Buyer hires any such Employee, Seller will terminate such Employee(s) and will pay such Employee(s) all wages, salaries, commissions, bonuses, accrued vacation pay, and any other benefit or claim, which is due or owing to Employee up to but not including the Closing Date. Buyer shall have no responsibility for any of such Employees to which it does not extend an offer of employment, nor for any payment to any Employees employed by Buyer relating to or arising out of
(i) any such Employee's prior service with Seller, or (ii) the separation from Seller of any such Employee, and Seller shall indemnify, defend and hold Buyer harmless from any claims asserted under any plant closing or similar state or federal laws, or by any of Seller's Employees arising out of such Employee's employment by Seller. Buyer shall give Seller reasonable notice of the date, time and place where it proposes to interview any Employees.

Notwithstanding the foregoing, to the extent Buyer elects not to offer employment to any Employees, Buyer shall reimburse Seller for one-half of the severance costs for such Employees within five days following delivery by Seller of a calculation of the amount of such severance expense.

                               ARTICLE VI
                       Representations and Warranties

   6.1. Representations and Warranties of Seller. Seller represents and warrants to Buyer, that:

   (a) Due Organization. Seller is a corporation duly formed, validly existing and in good standing under the laws of the state of Tennessee, is qualified to do business in such other states where the nature of its business requires it to be so qualified, and has all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement.

   (b) Due Authorization; Binding Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions on the part of Seller contemplated hereunder have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the other documents to be executed and delivered by Seller pursuant to this Agreement constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

   (c)   Financial Statements.   Attached hereto as Exhibit 1 are true and
complete copies of the unaudited financial statements of Seller for the fiscal years ended January 2, 2000, December 31, 2000 and December 30, 2001, which are the financial statements for Seller that are included in the audited consolidated financial statements for The Krystal Company for those same periods and the unaudited interim financial statements of Seller for the period from December 31, 2001 through September 29, 2002. Except as disclosed on Schedule 6.1(c), such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in all material respects, have been applied on a consistent basis, and present fairly the financial position and results of operations for the periods covered.

   (d) Liabilities and Obligations. Since December 30, 2001, Seller has not incurred any liabilities or obligations (whether direct or indirect, known or unknown, absolute, accrued, matured or unmatured, contingent or otherwise) of any nature, which would cause Seller, either before or after the consummation of the transaction contemplated by this Agreement, to be insolvent as that sum is defined by the Bankruptcy Code of the United States or any fraudulent conveyance law of the State of Tennessee.

   (e)   Employees.

       (i) Except as disclosed on Schedule 6.1(e)(i), all Employees are employees-at-will and are employed for an indefinite term. Except as disclosed on Schedule 6.1(e)(i), there are no employment contracts for the benefit of any Employee or other person relating to operation of the FBO.
Schedule 6.1(e)(i) is a list of all Employees and, for each such Employee, his or her current title, position, salary or wage, and dates of hire, whether employee is on leave under the Family Medical Leave Act or similar state law and sex. Except as disclosed on Schedule 6.1(e)(i), Seller has no written or enforceable oral employment contracts with any Employees, and there are no individual or collective bargaining agreements or other labor, union or similar agreements or arrangements currently in effect covering or affecting any Employees or for which Seller has any ongoing liability or obligation whatsoever.

      (ii)   Except as disclosed by Seller on Schedule 6.1(e)(ii):

            (A) Since January 1, 1999, there has not been, nor is there pending, threatened or anticipated, any strike, material dispute, slowdown, picketing or work stoppage by any union or other group of employees against Seller or any of their premises or products, or similar labor trouble;

            (B) No certification or decertification question or organizational drive exists or has existed since January 1, 1999, respecting any employees of Seller;

            (C) No grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened against Seller, and, no basis for any claim therefor exists; and

            (D) No agreement (including, but not limited to any collective bargaining agreement), arbitration or court decision or governmental order which is binding on Seller in any way limits or restricts its operations or the transactions contemplated herein.

   (f) Tax Returns and Taxes. All tax returns, information returns and reports of Seller required by federal law or the laws of any state or local jurisdiction or authority or under the laws of any foreign country have been duly filed and all taxes (whether or not shown on the return) and assessments (other than those taxes and assessments presently payable without interest or penalty which are reflected on the balance sheet as an accrued liability)
upon, or measured by, any of the properties, franchises, income or receipts of Seller have been paid by, or for the benefit of, Seller or will be paid by, or for the benefit of, Seller for all periods prior to the Closing Date. All property tax returns pertaining to Purchased Assets covering the period prior to the Closing Date due to be filed by Seller prior to the Closing Date have been filed by Seller, or will be filed by Seller, prior to the Closing Date, and all such property taxes and assessments for the period prior to the
Closing Date have been or will be paid or accrued by Seller prior to the Closing Date.
..
   (g) Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller does not maintain, nor has it maintained, any "Employee Welfare Benefit Plan," as such term is defined in Section 3(1) of ERISA, or any "Employee Pension Benefit Plan", as such term is defined in Section 3(2) of ERISA, or is or has been a contributing employer to any multi-employer plans, as defined in
Section 3(37) or Section 4001(a)(3) of ERISA, other than those plans identified on Schedule 6.1(g) (complete and correct copies of which have been furnished by Seller to Buyer) and medical and dental benefit plans identified on Schedule 6.1(g) (complete and correct copies of which have been furnished by Seller to Buyer). Seller has done nothing, nor failed to do anything, which would cause Buyer to be liable to Seller's employees, former employees, retirees, their beneficiaries or any other person, government or government agency, because of or arising out of any such plans or any other employee beneficiary of plans of Seller whatsoever.

   (h) Absence of Certain Changes. Except as set forth on Schedule 6.1(h), since September 29, 2002 Seller and the FBO have not, except in each case as approved in writing by Buyer:

   (i) suffered any material adverse change in their assets, properties, operating or net income, liabilities, financial or other condition, business or prospects;

   (ii) suffered any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its business or prospects;

   (iii) incurred any obligations or liabilities, absolute or contingent, for money borrowed or otherwise except obligations not exceeding in the aggregate Thirty Thousand Dollars ($30,000.00) entered into in the ordinary course of business;

   (iv) made any material additions to or sold, transferred or otherwise disposed of, any assets, including cash accounts, other than in the ordinary course of business not exceeding in the aggregate Thirty Thousand Dollars ($30,000.00);

   (v) incurred, assumed or become subject to or agreed to incur, assume or become subject to any liability under or in respect to any guarantee or endorsement;

   (vi) increased directly or indirectly (other than by normal labor contract negotiation, bonus, cost of living and merit increases) the compensation payable to any management or other employee or entered into any agreement regarding employment with any person or in respect of compensation with any employee, or paid any bonus or any unusual compensation to any management or other employee during fiscal year 2001 or subsequently except as set forth as an accrued liability on the September 29, 2002 Balance Sheet, or paid any bonus or any unusual compensation to any management or other employee from September 29, 2002 to Closing not accrued prior to September 29, 2002.

   (vii) made any single capital expenditure or commitment therefor exceeding Ten Thousand Dollars ($10,000) other than in ordinary course of business;

   (viii) entered into any contract or commitment with respect to the sale, purchase or lease of supplies, equipment or services other than in the ordinary course of business and which do not exceed in the aggregate Thirty Thousand Dollars ($30,000.00);

   (ix) entered into or agreed to enter into any agreement or arrangement, other than in the ordinary course of business, with respect to the purchase by a third party of any of the Purchased Assets;

   (x) entered into any other transaction other than in the ordinary course of business and which do not exceed in the aggregate Thirty Thousand Dollars ($30,000.00);

   (xi) failed to discharge any of its obligations or liabilities in accordance with their terms or make any payments required in connection therewith as and when due and payable;

   (xii)   waived any material rights;

   (xiii) made any offer for the sale or purchase of any goods or services which offer is outstanding as of the Closing Date and is significant in the context of the FBO; or

   (xiv) suffered any other event or condition of any character materially adversely affecting the FBO or the Purchased Assets.

   (i) Books and Records. The books and records of Seller relating to the Purchased Assets and the FBO operations accurately reflect in all material respects all transactions to which Seller is a party or by which its respective assets are subject or bound, and such books and records have been properly kept and maintained in all material respects.

   (j)     Franchises, Licenses, Permits, etc.  Except as set forth on
Schedule 6.1(j), Seller owns or possesses in the operation of the FBO, all material licensor authorizations that are necessary for the operation, and all other authorizations that are material to the conduct of its business as now conducted. Except as disclosed on Schedule 6.1(j), Seller has operated in compliance, is not in default, and has not received any notice of any claim of default, in each case in any material respect, with respect to any such authorization, or has no Knowledge of any other claim or proceeding or threatened proceeding relating to any such authorization or claimed lack of any necessary authorization. Other than conditions and requirements relating to such franchises, licenses, and permits that are within the sole control of Buyer, except as set forth in Schedule 6.1(j), there is no reason why the authorizations will not be kept fully in force or, if required under the terms of the specific authorization, not be transferred to Buyer or otherwise not continue so that Buyer, upon acquisition of the assets, can operate the FBO and conduct the business of Seller relating to the FBO as fully as it is now operated and conducted. Where joint application for consents relating to the licensor authorizations is required by any licensor company, Seller will join in the joint application.

   (k) Major Customers. Schedule 6.1(k) sets forth a complete, true and correct list of Seller's ten (10) largest customers for fuel in terms of dollar volume the year ended December 30, 2001 and for the nine months ended September 29, 2002. Except as set forth on Schedule 6.1(k), Seller has no Knowledge that any of such customers for the nine months ended
September 29, 2002 intends to terminate or materially reduce its customer relationship with the FBO, whether by reason of the transactions contemplated hereby or otherwise, and none of such customers is otherwise involved in a material dispute with Seller.

   (l) Notice and Approvals; No Violation of Agreements. Except as set forth on Schedule 6.1(l) hereto, including for consents which are required to permit Seller's assignment to Buyer of the FBO Leases, and certain of the Contracts, licenses, and permits described in Section 6.1(j) above, (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Seller; and (ii) neither the execution and delivery of the Agreement, nor the consummation of the transactions herein contemplated, nor compliance by Seller with any of the provisions hereof, will
(A) conflict with any provision of the articles of incorporation or bylaws of Seller, or (B) materially violate, conflict with, result in a breach of or constitute a material default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Seller is a party or by which Seller is bound, which violation, conflict, breach or default would have a materially adverse effect on Seller or the FBO.

   (m) Assets. The Asset Schedule attached hereto as Schedule 2.1(c) is complete and accurate in all material respects as of the date thereof. Except as disclosed in Section 6.1(h) and the schedules thereto, there has been no change in the financial condition, results of operations, properties, prospects or assets of the FBO since the December 30, 2001 Balance Sheet that is materially adverse to the operations of the FBO.

   (n) Compliance With Laws. Except as disclosed on Schedule 6.1(n) hereto, Seller is in material compliance with the requirements of all applicable laws, rules, regulations, licenses, permits, orders, judgments and decrees of federal, state or local judicial or governmental authorities that are applicable to ownership or operation of the FBO.

   (o) Contracts. As of the date of execution of this Agreement, other than as set forth in Schedule 5.1 hereto,

        (i) there are no contracts material to the ownership and operation of the FBO to which Seller is a party;

        (ii) all Contracts material to the ownership and operation of the FBO, including the FBO Leases and the FBO Subleases, other than Contracts that, prior to the Closing, in accordance with their respective terms shall terminate or expire, are in full force and effect;

        (iii) Seller has paid all amounts due on or before Closing and unpaid under the Contracts at Closing and has satisfied all other material obligations accrued to date, therewith;

        (iv) Seller has not received any written notice of default in any material respect under the Contracts and no fees are payable to any party on account of or as a condition of the assignment of such Contracts pursuant to the transactions herein contemplated; and

   (v) To Seller's Knowledge, no party to any of the Contracts is in default in any material respect under any Contract.

   (p) Litigation. Except for matters set forth on Schedule 6.1(p) hereto, neither Seller, nor the FBO, are a party to (and Seller has no Knowledge that Seller or the FBO are threatened to become a party to) any legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would (i) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, or (ii) which, individually or in the aggregate, if decided adversely to Seller, would impair or interfere in any material respect with the ownership of the Purchased Assets by Buyer or operation by Buyer of the FBO.

   (q) Eminent Domain or Other Proceedings. Seller has received no written notice of any initiated or pending condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, and has no Knowledge of any threatened proceedings involving a partial or total taking of the Purchased Assets or otherwise affecting the FBO.

   (r) Properties. Except as set forth on Schedule 6.1(r) hereto, on the Closing Date, Seller shall have good and marketable title to all of the Purchased Assets, free and clear of any and all liens, security interests, mortgages, pledges, claims, options, leases, imperfections of title, building use restrictions, reservations, limitations, easements, or other encumbrances or rights of third parties or imposed by statute or regulation or governmental decree or order, except only for (i) liens for current taxes which are not delinquent and other constitutional or statutory inchoate liens; (ii) such liens and other imperfections of title as do not materially detract from the value or impair the use of the Purchased Assets; and (iii) claims based on or included in the Assumed Obligations (the excepted items referenced in (i), (ii) and (iii) of this Section 6.1(r) being herein referred to, collectively, as the "Permitted Encumbrances"). The fixed assets comprising a part of the Purchased Assets are structurally sound, in normal operating condition and repair, and sufficient and adequate to carry on the business conducted at the FBO as presently conducted and meet in all material respects applicable contractual and federal, state, and local governmental, statutory, regulatory and other requirements.

   (s) Insurance. Schedule 6.1(s) hereto sets forth a true, complete and correct list of all policies of fire and liability coverage, and other forms of insurance maintained by or for Seller or with respect to the Purchased Assets and the FBO as of the date of execution of this Agreement. All such policies are in full force and effect, the premiums therefor have been fully paid for periods through the Closing Date and Seller has received no notice of intent to cancel, reduce or not renew such policies.

   (t) Presence of Hazardous Substances. Except as set forth on Schedule 6.1(t) hereto, otherwise disclosed in Buyer's environmental audit or as may be lawfully present, to Seller's Knowledge no Hazardous Substances are present or stored at the FBO, and the substances, chemicals, fuels and lubricants described on Schedule 6.1(t) are stored in the containers in which they were delivered to Seller or otherwise in material compliance with applicable law and regulations.

   (u) Environmental Claims. Except as otherwise disclosed in Buyer's environmental audit, there are no Environmental Claims pending, nor to the Seller's Knowledge is there any basis for the assertion of an Environmental Claim, in any manner connected with the operation of the FBO or because of prior use of the property constituting the Leasehold Estate.

   (v) Disclosure. No representation, warranty, undertaking or agreement of Seller made under this Agreement and no statement, certificate, exhibit, schedule, list, or other document furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits a material fact necessary to make the statements contained therein not misleading.

   6.2. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

   (a) Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, is qualified to do business in all states where the nature of its business requires it to be so qualified, and has all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in connection with the transactions contemplated by this Agreement.

   (b) Due Authorization; Binding Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions on the part of Buyer contemplated hereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement, and the other documents to be executed and delivered by Buyer pursuant hereto, constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

   (c) Notices and Approvals; No Violation of Agreements. Except as set forth on Schedule 6.2(c) hereto: (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Buyer; and (ii) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance by Buyer with any of the provisions hereof, will (A) conflict with any provision of Buyer's articles of incorporation or bylaws, or (B) violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Buyer is a party, or by which it is bound, which violation, conflict, breach or default would have a material adverse effect on the assets, business or financial condition of Buyer.

   (d) Litigation. Except for the matters set forth on Schedule 6.2(d) hereto, on the date hereof Buyer is not a party to any legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal or any court arbitrator or grand jury which would materially interfere with the consummation of the transactions contemplated by this Agreement and to Buyer's knowledge, no such proceedings are threatened or contemplated by any governmental authority or any other person or entity.

   (e) Disclosure. No representation, warranty, undertaking or agreement of Buyer made under this Agreement and no statement, certificate, exhibit, schedule, list, or other document furnished or to be furnished to Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state, a material fact necessary to make the statements contained therein not misleading.

   6.3. Representations and Warranties of Seller and Buyer as of the Closing. The representations and warranties of Seller and Buyer contained in Sections
6.1 and 6.2 of this Agreement shall be true and correct in all material aspects at the Closing as though such representations and warranties were made at such time.

                                  ARTICLE VII
                       Conditions Precedent to Closing

   7.1. Buyer's Conditions. The obligations of Buyer to purchase the FBO and the Purchased Assets and to make payment of the Purchase Price for the FBO and the Purchased Assets at the Closing are subject only to:

   (a) Compliance with Terms and Conditions. All terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing shall have been complied with and performed in all material respects, and all of the representations and warranties of Seller contained in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Seller shall have delivered to Buyer a certificate, executed by Chief Executive Officer and its Chief Financial Officer, dated as of the Closing Date, to that effect.

   (b) Consents Received. All third parties, including but not limited to the Authority, and any other governmental units or authorities, required to consent to and/or approve the transactions herein described including, without limitation, consent to the assignment of the FBO Leases, the FBO Subleases, or any other leases, and the Contracts, to the extent required by a particular contract, and any other required consents, approvals and/or waivers shall have granted such consent, approval, and/or waiver in writing at or prior to the Closing.

   (c) Consent to Assignment. Buyer and the Authority shall have entered into or agreed to enter into a consent to the assignment to Buyer of the FBO Leases.

   (d) Delivery of Documents. Seller shall have delivered to Buyer the instruments, documents, certificates and other matters described in
Section 12.1 hereof at or prior to Closing.

   (e) Permits and Licenses. The permits and licenses listed on Schedule 2.1(e) required for Buyer to operate the FBO shall have been assigned to Buyer and such assignments shall have been received at or prior to the Closing.

   (f) Absence of Litigation. There shall be no investigation, action, suit, or pending or threatened litigation or legal proceedings, brought by a third party, seeking to enjoin the consummation of the transaction contemplated herein, or which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated hereby, or which is capable of having a materially adverse effect on the FBO, the Purchased Assets or Buyer's operation of the FBO using the Purchased Assets.

   (g) Environmental Matters. Buyer shall have received such environmental audits and other assurances that it may reasonably require and in form and substance acceptable to Buyer that the FBO and the Purchased Assets are in compliance in all material respects with all applicable environmental laws and do not contain any Hazardous Substances in violation of applicable law, or assurances reasonably acceptable to Buyer that appropriate remediation will be accomplished in a manner which is reasonably acceptable to Buyer.

   (h) Title Evidence. Buyer, at its expense, shall have received an appropriate policy of leasehold title insurance, assuring that, upon the Closing, the only entity having an interest in the FBO and the Purchased Assets other than the Buyer is the Authority.

   (i) Opinion of Counsel. Buyer shall have received the favorable opinion of Miller & Martin LLP, counsel to Seller, which shall be in the form of
Exhibit 2 hereto.

   (j) No Material Adverse Change. There shall have been no materially adverse change since the date of this Agreement in the financial condition, results of operation, properties, Purchased Assets, liabilities to be assumed or the business of the FBO.

   (k) Covenants Not To Compete. The Seller and the Covenanting Shareholder shall have executed and delivered the Covenants Not To Compete.

   7.2. Seller's Conditions. The obligation of Seller to deliver the Purchased Assets to Buyer at the Closing is subject only to:

   (a) Compliance with Terms and Conditions. All terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing shall have been complied with and performed in all material respects, and all of the representations and warranties of Buyer contained in Section 6.2 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have delivered to Seller a certificate, executed by its Chief Executive Officer, President, or a Vice President of Buyer, dated as of the Closing Date, to that effect.

   (b) Consents Received. All third parties, including but not limited to the Authority, and any other governmental units or required to consent to and/or approve the transactions herein described including, without limitation, consent to the assignment of the FBO Leases or any other leases, and the Contracts, to the extent required by a particular Contract, and any other required consents, approvals and/or waivers, shall have granted such consent, approval, and/or waiver in writing at or prior to the Closing.

   (c) Delivery of Documents. Buyer shall have delivered to Seller the instruments, documents, certificates and other matters described in
Section 12.2 hereof.

   (d) Absence of Litigation. There shall be no pending or threatened litigation or legal proceedings, brought by a third party, seeking to enjoin the consummation of the transaction contemplated hereby, capable of having a materially adverse effect on the FBO, the Purchased Assets or Buyer's operation of the FBO using the Purchased Assets.

   (e) Opinion of Counsel. Seller shall have received the favorable opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel for Buyer, which shall be in the form of Exhibit 3 hereto.

                                 ARTICLE VIII
                     Conduct of Business Pending Closing

   8.1. Seller's Covenants. Seller covenants and agrees that, after the execution hereof and prior to the Closing (unless Buyer consents in writing otherwise):

   (a) Operation in Ordinary Course. Seller will operate the FBO in the ordinary course and will use all reasonable efforts to preserve intact the present business operations of the FBO and the relationships with the Authority, employees, suppliers and customers at the FBO.

   (b) Customary Maintenance and Repairs. Seller will make such repairs and replacements and perform such maintenance operations as are necessary to maintain and keep the Purchased Assets in substantially the same repair, working order and condition as the Purchased Assets are in on the date hereof (reasonable wear and tear excepted). Except as otherwise set forth in this Agreement, Seller will not commit to make any capital expenditure relating to the Purchased Assets which would be required to be paid or assumed by Buyer after the Closing.

   (c) No Sales Out of Ordinary Course. Seller will not voluntarily sell or otherwise dispose of (i) any of the Leasehold Estate; (ii) except in the ordinary course of business which will not in the aggregate exceed Thirty Thousand Dollars ($30,000.00), any of the other Purchased Assets.

   (d) Maintenance of Insurance. Seller will maintain in full force and effect the existing insurance covering the FBO and the Purchased Assets.

   (e) No Termination or Modification of Contracts. Seller will not terminate (other than for cause) or waive any material rights under any Contract to be assigned to and assumed by Buyer hereunder, nor shall Seller modify or exercise any option under any such Contract.

   (f) COBRA. Seller shall comply with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 in connection with the termination of the employment of any persons as a result of or as a consequence of the transactions contemplated by this Agreement.

   (g) Update of Schedules. Seller will update any and all exhibits and schedules accompanying this Agreement upon any material change(s) in the information contained therein, so that all exhibits and schedules shall reflect the most current information as of the date of Closing.

   (h) Access to Information and Documents. Seller will (i) afford to Buyer and its representatives reasonable access during normal business hours and as reasonably requested at other times, to tax returns, books and records and to Employees of Seller and to Seller's offices, plants and properties,
(ii) permit Buyer and its accounting representatives to inspect Seller's accountants' work papers and other records relating to the business and operations of Seller and the FBO, (iii) furnish or cause to be furnished to Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business included in the FBO and the Purchased Assets as Buyer from time to time shall reasonably request and (iv) consult and upon mutual consent cause the Employees to consult with Buyer regarding all significant developments, transactions and proposals relating to Seller in connection with the FBO's business and operations.

   8.2. Cooperation. Each party shall make or file all required notifications and use all reasonable efforts to obtain all consents, approvals, permits, licenses and authorizations which must be obtained, and shall fulfill all conditions which must be fulfilled, by such party in order to consummate the transactions herein contemplated. Each party shall render to the other party its full and complete cooperation in giving such notices or obtaining such consents, approvals and authorizations, and shall promptly notify the other party upon receiving oral or written communications concerning such consents, approvals and authorizations and furnish a copy of such written communication to the other party. Each party covenants and agrees promptly to furnish to the other all information and data in the furnishing party's possession requested in writing by the requesting party which is reasonable and necessary in order to assist the requesting party to give the necessary notices or secure any permits, licenses and approvals required as contemplated by this Agreement.

                               ARTICLE IX
                           Notice of Litigation

Each party covenants and agrees promptly to notify the other of any claim, action, suit, proceeding or third party investigation which is commenced or threatened and becomes known to either of them after the date of this Agreement and on or prior to the Closing relating to or affecting the FBO or the Purchased Assets or which challenges in any manner the transactions contemplated by this Agreement.

                               ARTICLE X
                              Risk of Loss

   10.1. Fire or Other Casualty. In the event that, prior to the Closing, there is Material Damage to the Purchased Assets, Buyer shall have the right to terminate this Agreement by reason thereof. For the purpose of this Section 10.1, the term "Material Damage" shall mean damage to Purchased Assets having an estimated cost of repair in excess of One Hundred Fifty Thousand Dollars ($150,000), such determination to be made by the adjuster for the insurance carrier or carriers providing the Fire and Casualty coverage for the damaged Purchased Assets. In the event of damage to Purchased Assets having an estimated cost of repair in an amount less than One Hundred Fifty Thousand Dollars ($150,000) ("Non-material Damage"), Buyer shall not have the right to terminate this Agreement, but, in such event, the Purchase Price shall be reduced by the amount of such Non-material Damage, and Seller shall retain all rights to receive any and all insurance proceeds or payments with respect to any such damage or destruction, and the sale of the Purchased Assets shall otherwise be consummated as though such destruction or damage had not occurred.

   10.2. Condemnation. In the event that Seller is notified of the intent of any municipal authority or body to commence condemnation of all or any part of the Leasehold Estate prior to the Closing Date, Buyer shall have the right to terminate this Agreement by reason thereof.

   10.3. Leasehold Estate. Notwithstanding any provision contained in Sections 10.1 and 10.2 hereof to the contrary, if an event of loss, destruction or damage occurs on or with respect to the Leasehold Estate (and other property leased thereunder, if any), Seller before the Closing shall take such steps as are required to comply with the requirements imposed on the lessee under the FBO Lease.

                               ARTICLE XI
                         Termination; Remedies

   11.1. Termination. Subject to the provisions of Section 11.2 hereof, this Agreement may be terminated:

   (a)     On the mutual written agreement of Seller and Buyer;

   (b)     On Seller's notice to Buyer at any time on or prior to the Closing
(i) if any of the representations, warranties, covenants or other agreements of Buyer contained herein prove to be false or shall have been breached in any material respect, (ii) if Buyer shall fail to deliver the Purchase Price at or before the Closing; or (iii) if Buyer otherwise commits a material default under the terms of this Agreement.

   (c) On Buyer's notice to Seller at any time on or prior to the Closing if (i) any of the representations, warranties, covenants or other agreements of Seller contained herein prove to be false or shall have been breached in any material respect, (ii) if Seller shall fail to deliver the documents required hereunder at or before the Closing, or (iii) for any of the reasons allowing Buyer to terminate pursuant to Sections 10.1 or 10.2 hereof, or
(iv) all of Buyer's conditions to the Closing set forth in Section 7.1 hereof have not been met or waived by Buyer.

   (d) On notice of either party to the other if the Closing does not occur for any other reason on or before October 31, 2002 (or such later date as the parties hereto may mutually agree in writing).

If this Agreement is terminated for any of the foregoing reasons (other than termination by the Seller pursuant to Section 11.1(b) hereof), the Total Escrow Fund is to be returned by the Escrow Agent to Buyer.

   11.2. Rights and Remedies on Termination. If this Agreement terminates on account of the breach of either party, any additional obligations of the non-breaching party shall cease, and such non-breaching party shall have the right to exercise all rights and remedies available both at law and in equity. Upon termination for any other reason, neither party hereto shall have any liabilities to the other party except as may be provided for herein.

                               ARTICLE XII
                           Deliveries at Closing

   12.1. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer, in form and substance satisfactory to Buyer, the following:

   (a) Bill of Sale, Assignment and Assumption Agreement. A confirmatory bill of sale, assignment and assumption agreement for the Purchased Assets.

   (b) Delivery of Contracts. The Contracts, and the books and records relating to the FBO except to the extent previously delivered to Buyer or located at the FBO.

   (c) Miscellaneous. Such other agreements, notices, certificates or other instruments as are required to be delivered by Seller hereunder or which Buyer reasonably requests.

   (d) Board Resolution. A certified copy of a resolution of Seller's Board of Directors approving the execution and delivery of this Agreement and consummation of the transactions herein contemplated.

   (e) Assignment of FBO Leases. The executed assignments of Seller to the FBO Leases and the consents to such assignments of the Authority required by this Agreement.

   (f)     Covenants Not To Compete.  The executed Covenants Not To Compete.

   12.2. Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller, in form and substance satisfactory to Seller, the following:

   (a)     Purchase Price.  The Purchase Price pursuant to Section 3.3 hereof.

   (b) Miscellaneous. Such other agreements, notices, certificates and other instruments as are required to be delivered by Buyer hereunder or which Seller reasonably requests.

   (c) Board Resolution. A certified copy of a resolution of Buyer's Board of Directors approving the execution and delivery of this Agreement and consummation of the transactions herein contemplated.

   12.3. Possession. Possession of the Purchased Assets shall be delivered to Buyer as of the Closing Date.

                               ARTICLE XIII
                  Post-Closing Documents and Agreements

   13.1. Further Assurances. Each party shall, at the reasonable request of the other, at any time and from time to time following the Closing, execute and deliver to the requesting party all such further instruments as may be reasonably necessary or appropriate in order to more effectively (a) assign, transfer and convey to Buyer, or to perfect or record Buyer's title to or interest in the Purchased Assets, (b) evidence and confirm the assumption by Buyer of the Assumed Obligations, or (c) otherwise confirm or carry out the provisions of this Agreement.

   13.2. Cooperation; Retention of Records. Each party acknowledges that the other may be a party to legal proceedings following the Closing which relate to the FBO and covenants to maintain and make available to the other party, on reasonable request and at the expense of the requesting party,
(a) any and all files and business records in its custody or control relating
(b) to the FBO or the Purchased Assets, and (b) any and all individuals
(c) employed by the other party hereto whose testimony or knowledge, in the
(d) reasonable opinion of the other party's counsel, is necessary or useful to
(e) it with respect to the issues involved in such litigation or preparation
(f)
(g) therefor.

   13.3 Collection of Receivables. Buyer will provide Seller with reasonable assistance in the collection of receivables retained by Seller. Collections from customers of the FBO shall be first applied to the oldest outstanding invoices.
                               ARTICLE XIV
                              Brokerage Fees

Each of the parties hereto agrees to indemnify and hold and save the other party harmless from any brokerage or finder's fees to any person, firm or corporation in connection with the transactions contemplated by this Agreement (including reasonable attorneys' fees and other expenses incurred in connection with any such claim) which may be due or asserted by reason of any agreement or purported agreement by the indemnifying party or any of its directors, officers, or agents to pay such fees. This Article shall survive the Closing.

                               ARTICLE XV
      Survival of Representations and Warranties; Indemnification

   15.1. Seller's General Indemnity. Seller covenants and agrees to indemnify, release, defend and save and hold Buyer harmless at all times after the Closing with respect to any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses (collectively, "Damages") arising from, by reason of or in connection with
(h) its operations and conduct of its business at the FBO prior to Closing,
(i) (ii) any environmental claim arising out of or resulting from the
(j) operation of the FBO prior to the Closing Date or (iii) any untruth,
(k) breach or inaccuracy in any material respect of any representation,
(l) warranty, covenant or other agreement; (a) on the part of Seller under
(m) Section 6.1 or 8.1 of this Agreement, or (b) in any certificate or other
(n) instrument provided by Seller pursuant to this Agreement.

   15.2. Buyer's Indemnity. Buyer covenants and agrees to release, defend, indemnify, save and hold Seller harmless at all times after the Closing with respect to any and all Damages arising from, by reason of or in connection with (i) its operation and conduct of its business at the FBO after the Closing, (ii) any environmental claim arising out of or resulting from its operation of the FBO on or after the Closing Date (iii) any untruth, breach or inaccuracy in any material respect of any representation or warranty (a) on the part of Buyer under Section 6.2 of this Agreement, or (b) in any certificate or other instrument provided for in this Agreement, and (iv) the Assumed Obligations.

   15.3 Guaranty of Parent. In the event of the dissolution and liquidation of Seller or if Seller is unable to satisfy any of its indemnity obligations arising in this Article XV, then The Krystal Company, as the parent corporation of Seller (the "Parent"), guarantees the payment of such indemnity obligations of Seller.

   15.4. Survival of Representations, Etc. The representations, warranties, covenants, and agreements and indemnities of Seller and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date. Except as provided in this sentence, all such representations, warranties, covenants, agreement and indemnities and all claims and causes of action with respect thereto (other than the provisions of Section 6.1(a), (b) and (f) and Sections 7.1(a) and (b) and subsections (i) and (iii) of Section
15.2 and all claims and causes of action with respect thereto) shall terminate upon the expiration of three (3) years after the Closing Date. The representations and warranties in Section 6.1(a) and (b) and Sections 7.1(a) and (b) and subsections (i) and (iii) of the Buyer's Indemnity of Section 15.2 shall not terminate. The representations and warranties of Section 6.1(f) shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matter addressed in such section. The termination of the representations and warranties, covenants, agreements and indemnities provided herein shall not affect the rights of a party in respect to any Claim (hereafter defined) made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

   15.5. Procedure for Indemnification. Notwithstanding any other provision of this Articles XV, the indemnifying party shall not have any indemnification obligations for Damages under Sections 15.1 or 15.2 unless and to the extent the total amount of all such Damages exceeds $30,000, in which case the indemnifying party will be liable to the indemnified party for all such amounts, including the first $30,000. The amount of any Damages for which indemnification is provided under Sections 15.1 and 15.2 shall be net of (i) any amounts recovered by the indemnified party pursuant to any indemnification by or indemnification agreement with any third party and
(ii) any insurance proceeds or other funds received as an offset against such Damages. Promptly after receipt by an indemnified party under Sections 15.1 or 15.2 of notice of the commencement of any action in or before any court or administrative agency or of facts which give rise to a claim for indemnification under Sections 15.1 or 15.2 (collectively, a "Claim") against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice in writing to the indemnifying party of the commencement thereof describing the Damages, the amount or estimated amount thereof, and the method of computation of such Damages, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Damages shall have occurred, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action is prejudiced thereby. In case any such Claim shall be brought against an indemnified party and if notice shall be given to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such Claim and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Sections 15.1 or 15.2, as the case may be, for any fees of other counsel or any other expenses with respect to the defense of such Claim, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such a Claim,
(a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding of admission of any violation of legal requirements applicable to the operation of a fixed base operation under federal, state or local laws and/or regulations or any effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Claim and it does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such Claim or any compromise or settlement thereof effected by the indemnified party.

                               ARTICLE XVI
                                 Notices

All notices, consents, waivers or other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally, by confirmed telefacsimile, or by prepaid overnight delivery service for next day delivery, proof of delivery required:

   (a)     to Buyer, addressed as follows:

                     Truman Arnold Companies
                     2900 St. Michael Drive, Fifth Floor
                     Texarkana, Texas 75504
                     Attn:  James H. Day,
                            Administrative Vice President
                            Fax:  (903) 334-8987


          with a copy to:

                     John S. Selig, Esq.
                     Mitchell, Williams, Selig,
                     Gates & Woodyard, P.L.L.C.
                     425 West Capitol Avenue, Suite 1800
                     Little Rock, Arkansas 72201
                     Fax:  (501) 688-8807

   (b)    to Seller and Parent as addressed as follows:

                     The Krystal Company
                     One Union Square
                     Chattanooga, Tennessee  37402
                     Attn:   Larry D. Bentley
                             Vice President and Chief Financial Officer
                             Fax:   (423) 757-5773

          with a required copy to:

                     Hugh F. Sharber, Esq.
                     Miller & Martin LLP
                     Volunteer Bldg. Suite 1000
                     832 Georgia Avenue
                     Chattanooga, Tennessee  37402
                     Fax:   (432) 785-8480

(or such other address of Buyer or Seller as shall be set forth in a notice given in the same manner). All such notices shall be deemed given on the date personally delivered or the date the telefacsimile is confirmed or the day following delivery to the overnight delivery service.

                               ARTICLE XVII
                               Miscellaneous

   17.1. Governing Law. This shall be interpreted, construed and governed in accordance with the laws of the State of Tennessee, including its statutes of limitation but without regard to its rules governing conflict of laws.

   17.2. Assignment; Binding Effect. Buyer may not assign, transfer or convey any of its rights herein or hereunder to any person or entity whatsoever other than one of its Affiliates without the prior written consent of Seller, which consent shall not be unreasonably withheld. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

   17.3. Partial Invalidity. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remaining terms, provisions, covenants and conditions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

   17.4. Time of Essence. Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

   17.5. Captions. The captions appearing at the commencement of the Articles and Sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement.

   17.6. Pronouns. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa in any place or places herein in which the context requires such substitution or substitutions.

   17.7. Entire Agreement; Amendment; Waiver. Except for the Confidentiality Agreement dated August 27, 2002, which shall remain binding and in effect, this Agreement and any other documents executed concurrently herewith constitutes the entire agreement between the parties pertaining to he subject matter contained herein and supersedes all prior agreements, informational memoranda, representations and understandings of the parties. No amendment or modification of this Agreement shall be binding unless executed in writing by the parties. Except as may be otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing executed by the party against whom the waiver is sought to be enforced.

   17.8. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, Seller and Buyer and their respective successors and permitted assigns, and is not for the benefit of, and may not be enforced by, any third party.

   17.9. Counterparts. This Agreement may be executed in any number of counterparts, with each such counterpart being deemed to be an original instrument.

   17.10 Attorneys' Fees. If any action is brought by any party thereto concerning a breach of any of the provision of this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys' fees and expenses of the prevailing party incurred in connection therewith.




[Signature on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 17th day of October, 2002.

                       SELLER:

                       KRYSTAL AVIATION COMPANY
                       a Tennessee Corporation


                       By:
                          ------------------------------------
                          Larry D. Bentley
                          Vice President and Chief Financial Officer


                       BUYER:

                       TRUMAN ARNOLD COMPANIES,
                       a Texas corporation


                       By:
                           -----------------------------------
                         Greg Arnold,
                         President and Chief Operating Officer


                       Solely for the purposes described in Sections 3.3(d) and 15.3 of the Agreement, the undersigned joins in this Agreement:

                       THE KRYSTAL COMPANY
                       Tennessee Corporation



                       By:
                           --------------------------------------
                           Larry D. Bentley
                           Vice President and Chief Financial Officer


List of Exhibits and Schedules

Exhibit 1                    Seller's Financial Statements (see Section 6.1(c))

Exhibit 2                    Form of Seller's Counsel's Opinion Letter

Exhibit 3                    Form of Buyer's Counsel's Opinion Letter

Schedule 2.1(c)              Asset Schedule
                             All Assets and Equipment Related to the
                             Operation of the FBO Location

Schedule 2.1(e) All assignable permits and licenses used or required at the FBO

Schedule 2.2(g)              Specific Excluded Assets

Schedule 3.1                 Allocation of Purchase Price

Schedule 5.1                 All Contracts

Schedule 6.1(c)              Exceptions to Balance Sheets shown on Financial
                             Statements

Schedule 6.1(e)(i) List of all employees, including name, title, position, salary, dates of hire, whether employee is on leave under the Family Medical Leave Act or similar state law and sex

Schedule 6.1(e)(ii)          All pending, threatened or anticipated strikes,
                             work stoppage, labor action, certification or decertification question, grievance procedure, arbitration or collective bargaining agreement

Schedule 6.1(g) Medical and Dental Benefit Plans, ERISA plans, Employee Pension Benefit Plans currently in effect

Schedule 6.1(h) Since September 29, 2002 any material adverse change in assets or properties

Schedule 6.1(j)              Franchises, licenses and permits, etc.

Schedule 6.1(k) List of 10 largest customers for fuel in terms of dollar volume for the year ended December 30, 2001 and the eight months ended September 29, 2002

Schedule 6.1(l) Required notices and approvals; no violation of agreements

Schedule 6.1(n)              Compliance with laws

Schedule 6.1(p               Litigation

Schedule 6.1(r) Exceptions - good and marketable title to all properties

Schedule 6.1(s)              Fire and liability coverage in place

Schedule 6.1(t)              Hazardous Substances

Schedule 6.2(c) Required notices and approvals; no violation of agreements

Schedule 6.2(d)              Litigation



                                   SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize.





November 1, 2002                           THE KRYSTAL COMPANY


                                            By: /s/ Larry D. Bentley
                                               ----------------------------
                                               Larry D. Bentley
                                               Vice President and Chief
                                               Financial Officer